                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 Sunoco, Inc.
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               (Name of Registrant as Specified In Its Charter)

                                 Sunoco, Inc.
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee
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Notes:

                            YOUR VOTE IS IMPORTANT





                                 SUNOCO, INC.
                                PROXY STATEMENT




                         [LOGO OF SUNOCO APPEARS HERE]


                           Notice of Annual Meeting

[LOGO OF SUNOCO, INC.                                 Sunoco, Inc.
 APPEARS HERE]                                        Ten Penn Center
                                                      1801 Market Street
                                                      Philadelphia, PA 19103-
                                                      1699

                           NOTICE OF ANNUAL MEETING

Dear Sunoco Shareholder:

On Thursday, May 6, 1999, Sunoco, Inc. will hold its 1999 Annual Meeting of Shareholders at the Philadelphia Museum of Art, Van Pelt Auditorium, 26th Street and the Benjamin Franklin Parkway, Philadelphia. The meeting will begin at 9:30 a.m.

Only shareholders who owned stock at the close of business on February 10, 1999 can vote at this meeting or any adjournments that may take place. At the meeting we will:

  1. Elect a Board of Directors;

  2. Approve the appointment of our independent auditors for 1999; and

  3. Attend to other business properly presented at the meeting.

Your Board of Directors recommends that you vote in favor of the two proposals (numbers 1 and 2 above) as further outlined in this proxy statement.

At the meeting we will also report on Sunoco's 1998 business results and other matters of interest to shareholders.

Sunoco recently mailed a copy of its 1998 Annual Report to all shareholders. The approximate date of mailing for this proxy statement and card is March 22, 1999. For further information about Sunoco, please visit our web site at www.SunocoInc.com.

Please sign, date and return your proxy card in the envelope provided as soon as possible.

                      By Order of the Board of Directors,

                    [SIGNATURE OF ANN C. MULE' APPEARS HERE]

                                  Ann C. Mule'
                   General Attorney and Corporate Secretary
                                March 22, 1999

                               TABLE OF CONTENTS
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
Questions and Answers.......................................................   3
Proposals You May Vote On...................................................   7
Nominees for the Board of Directors.........................................   8
Statement on Corporate Governance...........................................  12
Board Committee Membership Roster...........................................  16
Directors' Compensation.....................................................  17
Named Executive Officers....................................................  18
  1998 Compensation Highlights..............................................  18
  Stock Performance Graph...................................................  19
Directors' and Officers' Ownership of Sunoco Stock..........................  20
Executive Compensation: Report of the Compensation Committee................  22
Executive Compensation, Pension Plans & Other Arrangements..................  26
  Summary Compensation Table................................................  26
  Option Grant Table........................................................  28
  Aggregated Option/SAR Exercises and Year-End Values.......................  29
  Other Long-Term Incentive Awards..........................................  30
  Pension Plans.............................................................  31
  Severance Plans and Other Information.....................................  32

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                                       2

                             QUESTIONS AND ANSWERS

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1.  Q:    What may I vote on?
    A:    (1) The election of nominees to serve on our Board of Directors;
              AND
          (2) The approval of the appointment of our independent auditors for 1999.

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2.  Q:    How does the Board recommend I vote on the proposals?
    A: The Board recommends a vote FOR each of the nominees and FOR the appointment of Ernst & Young LLP as our independent auditors for 1999.

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3.  Q:    Who is entitled to vote?
    A: Shareholders as of the close of business on the record date, February 10, 1999, are entitled to vote at the Annual Meeting.

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4.  Q:    How do I vote?
    A: Sign and date each proxy card you receive and return it in the envelope provided. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the two proposals. You have the right to revoke your proxy at any time before the meeting by:
            (1) notifying Sunoco's Corporate Secretary;
            (2) voting in person; OR
            (3) returning a later-dated proxy card.

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5.  Q:    Who will count the vote?
    A: Representatives of The Corporation Trust Company, an independent tabulator, will count the votes and act as the inspector of election.

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6.  Q:    Is my vote confidential?
    A: Proxy cards, ballots and voting tabulations that identify individual shareholders are returned directly to The Corporation Trust Company and are handled in a manner that protects your voting privacy. Your vote will not be disclosed to Sunoco except:
          (1) as needed to permit The Corporation Trust Company to tabulate and certify the vote; (2) as required by law; or (3) in limited circumstances such as a proxy contest in opposition to the Board. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

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                                       3

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7.  Q:    What shares are included on the proxy card(s)?
    A: The shares on your proxy card(s) represent ALL of your shares, including those in Sunoco's Dividend Reinvestment Plan and shares held in custody for your account by Bankers Trust Company as trustee for the Sunoco, Inc. Capital Accumulation Plan (or "SunCAP"), Sunoco's 401(k) plan for employees. If you do not return your proxy card(s), your shares (except for those in SunCAP) will not be voted. See Question 10 for an explanation of the voting procedure for shares in SunCAP.

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8.  Q:    What does it mean if I get more than one proxy card?
    A: If your shares are registered differently and are in more than one account, you will receive more than one card. Sign and return all of the proxy cards you receive to ensure that all of your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, First Chicago Trust Company of New York, at (800) 888-8494.

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9.  Q:    How many shares can vote?
    A: As of the February 10, 1999 record date, 90,427,028 shares of Sunoco common stock were issued and outstanding. Every shareholder of common stock is entitled to one vote for each share held.

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10. Q:    How is Sunoco common stock in SunCAP (Sunoco's 401(k) plan for employees) voted?
    A: SunCAP votes receive the same confidentiality as all other shares voted. If you hold shares of Sunoco common stock through SunCAP, you must instruct the SunCAP trustee, Bankers Trust Company, how to vote your shares. If you do not return your proxy card (or return it with an unclear voting designation, or with no voting designation at all), then Bankers Trust will vote the shares in your SunCAP account in proportion to the way the other SunCAP participants voted their shares.

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11. Q:    What is a "quorum"?
    A: A "quorum" is a majority of the outstanding shares. They may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held, and a proposal must receive more than 50% of the shares voting to be adopted. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. However, abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention.

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                                       4

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12. Q:    Who can attend the Annual Meeting and how do I get a ticket?
    A: All shareholders who owned shares on February 10, 1999 can attend. Just check the box on your proxy card or, if your shares are held through a broker and you'd like to attend, please write to Ann C. Mule, General Attorney and Corporate Secretary, Sunoco, Inc., 1801 Market Street, Philadelphia, PA 19103-1699. Include a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker), and we will send you a ticket.

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13. Q:    How will voting on any other business be conducted?
    A: Although we do not know of any business to be considered at the 1999 Annual Meeting other than the proposals described in this proxy statement, if any other business is presented at the Annual Meeting, your signed proxy card gives authority to Robert H. Campbell, Sunoco's Chairman and Chief Executive Officer, and Jack
          L. Foltz, Sunoco's Vice President and General Counsel, to vote on such matters at their discretion.

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14. Q:    Where and when will I be able to find the results of voting?
    A: Sunoco will post the voting results on our web site at www.SunocoInc.com approximately two weeks after the Annual Meeting. You can also find the results in our Form 10-Q for the second quarter of 1999, which we will file with the SEC in August 1999.

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15. Q:    Does any shareholder own 5% or more of Sunoco's common stock?
    A: As of December 31, 1998, no shareholder owned 5% or more of Sunoco's common stock.

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16. Q:    When are the shareholder proposals for the 2000 Annual Meeting due?
    A: All shareholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to Ann C.
          Mule', General Attorney and Corporate Secretary, Sunoco, Inc., Ten Penn Center--17th Floor, 1801 Market Street, Philadelphia, PA 19103-1699 by November 18, 1999.

          Additionally, Sunoco's advance notice bylaw provisions require that any shareholder proposal to be presented from the floor of the 2000 Annual Meeting must be submitted in writing to Ann C. Mule', at the above address, by December 31, 1999, and must be accompanied by the name, residence and business address of the nominating shareholder; a representation that the shareholder is a record holder of Sunoco stock or holds Sunoco stock through a broker and the number of shares held; and a representation that the shareholder intends to appear in person or by proxy at the 2000 Annual Meeting to present the proposal. A proposal may be presented from the floor only after Sunoco's Board of Directors has determined that it is a proper matter for consideration under our bylaws.

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                                       5

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17. Q:    Can a shareholder nominate someone to be a director of Sunoco?
    A: As a shareholder, you may recommend any person as a nominee for director of Sunoco by writing to the Governance Committee of the Board of Directors, c/o Sunoco, Inc., Ten Penn Center, 1801 Market Street, Philadelphia, PA 19103-1699. Recommendations must be received by December 31, 1999 for the 2000 Annual Meeting, and must be accompanied by the name, residence and business address of the nominating shareholder; a representation that the shareholder is a record holder of Sunoco stock or holds Sunoco stock through a broker and the number of shares held; a representation that the shareholder intends to appear in person or by proxy at the meeting of the shareholders to nominate the individual(s) if the nominations are to be made at a shareholder meeting; information regarding each nominee which would be required to be included in a proxy statement; a description of any arrangements or understandings between and among the shareholder and each and every nominee; and the written consent of each nominee to serve as a director, if elected.

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18. Q:    How much did this proxy solicitation cost?
    A: Morrow & Co., Inc. was hired to assist in the distribution of proxy materials and the solicitation of votes for $10,000, plus estimated out-of-pocket expenses of $20,000. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

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                                       6

                           PROPOSALS YOU MAY VOTE ON
-------------------------------------------------------------------------------

1. ELECTION OF DIRECTORS

   There are 12 nominees for election this year. Detailed information on each is provided on pages 8 to 11. All directors are elected annually, and serve a one-year term until the next Annual Meeting. If any director is unable to stand for re-election, the Board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original director candidate will be cast for the substituted candidate.

   Your Board unanimously recommends a vote FOR each of these directors.

2. APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

  The Audit Committee has recommended, and the Board has approved, the appointment of Ernst & Young LLP as our independent auditors for 1999 subject to your approval. Ernst & Young has served as our independent auditors since 1996. They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters. Representatives of Ernst & Young will attend the Annual Meeting to answer appropriate questions.

  Audit services provided by Ernst & Young during 1998 included an audit of Sunoco's consolidated financial statements, audits of the separate financial statements of certain Company affiliates, audits of employee benefit plan financial statements and a review of Sunoco's Annual Report and certain other filings with the SEC and other governmental agencies. In addition, Ernst & Young provided various non-audit services to the Company during 1998.

  Your Board unanimously recommends a vote FOR the approval of Ernst & Young's appointment as independent auditors for 1999.

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                                       7

                      NOMINEES FOR THE BOARD OF DIRECTORS

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[PICTURE         ROBERT H. CAMPBELL                        Director since 1988
 APPEARS         Age 61
 HERE]
                 Mr. Campbell was elected Chairman of the Board of Sunoco in May 1992 and was elected Chief Executive Officer in September
                 1991. Previously, he was President from February 1991 until
                 December 1996 and an Executive Vice President from November
                 1988 until February 1991. He joined the Company in 1960. Mr.
                 Campbell is also a director of CIGNA Corporation and Hershey
                 Foods Corporation.

[PICTURE         RAYMOND E. CARTLEDGE                      Director since 1990
 APPEARS         Age 69
 HERE]
                 Mr. Cartledge retired as Chairman of Savannah Foods &
                 Industries, Inc. in October 1997, a position he had held since April 1996. Mr. Cartledge retired as Chairman and Chief
                 Executive Officer of Union Camp Corporation in June 1994, a position he had held since 1986, and he continues as a director. Mr. Cartledge is also a director of Blount
                 International, Inc.; Chase Industries, Inc.; Delta Air Lines,
                 Inc.; and UCAR International.

[PICTURE         JOHN G. DROSDICK                          Director since 1996
 APPEARS         Age 55
 HERE]
                 Mr. Drosdick became a director and President and Chief
                 Operating Officer of Sunoco in December 1996. He was
                 President and Chief Operating Officer of Ultramar Corporation
                 (which merged with Diamond Shamrock, Inc. in 1997 to become
                 Ultramar Diamond Shamrock Corporation) from June 1992 to
                 August 1996, and from 1990 to June 1992, he was President of its U.S. refining and marketing business. Previously, Mr.
                 Drosdick was President and Chief Operating Officer of Tosco
                 Corporation from 1987 to 1989, and from 1989 to 1990 he was President and Chief Executive Officer of its subsidiary, Tosco Refining Company. He is also a director of Hercules
                 Incorporated.

                      NOMINEES FOR THE BOARD OF DIRECTORS

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[PICTURE         MARY JOHNSTON EVANS                       Director since 1980
 APPEARS         Age 69
 HERE]
                 Mrs. Evans is a former Vice-Chairman of Amtrak, and is a director of Baxter International Inc.; Delta Air Lines, Inc.;
                 Household International, Inc.; Saint-Gobain Corp.; and The
                 Dun & Bradstreet Corporation. In addition, Mrs. Evans is a member of the advisory board of Morgan Stanley, Dean Witter, Discover & Co.

[PICTURE         THOMAS P. GERRITY                         Director since 1990
 APPEARS         Age 57
 HERE]
                 Dr. Gerrity has been Dean and Reliance Professor of
                 Management and Private Enterprise, The Wharton School of the
                 University of Pennsylvania, since July 1990. Previously, Dr.
                 Gerrity had served as President of CSC Consulting and Vice
                 President of Computer Science Corp. from 1989 to June 1990.
                 He is also a director of CVS Corporation; Fannie Mae; Fiserv,
                 Inc.; IKON Office Solutions; Knight Ridder; Reliance Group
                 Holdings, Inc.; and is a trustee of the Miller, Anderson &
                 Sherrerd LLP's Mutual Funds Group.


 [PICTURE        ROSEMARIE B. GRECO                        Director since 1998
  APPEARS        Age 52
  HERE]
                 Ms. Greco has been co-Chairman of The Private Industry
                 Council of Philadelphia, Inc. since August of 1998 and she was the Interim President and Chief Executive Officer of this organization from April through August of 1998. In August
                 1997, Ms. Greco resigned her positions as President of CoreStates Financial Corp. and as President and Chief
                 Executive Officer of CoreStates Bank. She served as Chief
                 Banking Officer of CoreStates Financial Corp. from August
                 1994 to June 1996, and as Chief Retail Services Officer from
                 October 1993 to August 1994, and was a bank director from April 1992 to August 1997. She was the President and Chief
                 Executive Officer of CoreStates First Pennsylvania Bank
                 Division of CoreStates Bank from March 1991 to August 1994.
                 Ms. Greco is also a director of Cardone Industries, Inc.;
                 Genaurdi Family Markets, Inc.; PECO Energy Company; the
                 Pennsylvania Real Estate Investment Trust; and PRWT ComServe,
                 Inc.

                      NOMINEES FOR THE BOARD OF DIRECTORS

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[PICTURE         JAMES G. KAISER                           Director since 1993
 APPEARS         Age 56
 HERE]
                 Mr. Kaiser is Chairman, Chief Executive Officer and a director of Avenir Partners, Inc. He retired as President,
                 Chief Executive Officer and director of Quanterra
                 Incorporated in January 1996, positions he had held since
                 June 1994. Quanterra succeeded to the environmental analytical services division of International Technology
                 Corporation and Enseco (a unit of Corning Incorporated) for which Mr. Kaiser had been President and Chief Executive
                 Officer since June 1992. Previously, he had served as Senior
                 Vice President and General Manager of Corning's Technical
                 Products Division and Latin America/Asia Pacific Exports
                 Group since 1984. Mr. Kaiser is also a director of Mead Corp.
                 and The Stanley Works.

 [PICTURE        ROBERT D. KENNEDY                         Director since 1995
  APPEARS        Age 66
  HERE]
                 Mr. Kennedy has been Chairman of the Board of UCAR
                 International since March 1998. He retired as Chairman of the Board of Union Carbide Corporation in December 1995, a position he had held since December 1986. Previously, Mr.
                 Kennedy served as its Chief Executive Officer from April 1986 to April 1995 and its President from April 1986 to 1993.
                 Since 1985, he has been one of its directors. Mr. Kennedy is also a director of Kmart Corporation; Lion Ore Mining
                 International, Ltd.; and Union Camp Corporation. He is also on the advisory boards of The Blackstone Group and RFE
                 Investment Partners.

 [PICTURE        R. ANDERSON PEW                           Director since 1978
  APPEARS        Age 62
  HERE]
                 Mr. Pew retired from Sunoco in May 1996 as Chief Executive
                 Officer of Radnor Corporation, a position he had held since
                 March 1995, and as President of Helios Capital Corporation, a position he had held since September 1977, both Sunoco subsidiaries. Mr. Pew joined Sunoco in 1958, and served as Corporate Secretary from May 1974 until July 1977. Mr. Pew is also Chairman of the Board of Directors of The Glenmede
                 Corporation and is a director of its subsidiary, The Glenmede
                 Trust Company.

                      NOMINEES FOR THE BOARD OF DIRECTORS

-------------------------------------------------------------------------------

[PICTURE         WILLIAM F. POUNDS                         Director since 1973
 APPEARS         Age 70
 HERE]
                 Dr. Pounds is Professor Emeritus at the Alfred P. Sloan
                 School of Management at Massachusetts Institute of
                 Technology. He joined its faculty in 1961 and served as Dean of the Sloan School from 1966 to 1980. Dr. Pounds retired as President and Chief Executive Officer of Rockefeller
                 Financial Services, Inc. in May 1991, a position he had held since 1982. Dr. Pounds is also a director of IDEXX
                 Laboratories, Inc. and a director and Vice Chairman of the Putnam Mutual Funds.

[PICTURE         G. JACKSON RATCLIFFE                      Director since 1998
 APPEARS         Age 62
 HERE]
                 Mr. Ratcliffe is Chairman of the Board of Hubbell
                 Incorporated, a position he has held since 1987, having been first elected to its Board in 1980. Since January 1988, he has also served as its President and Chief Executive Officer.
                 Mr. Ratcliffe is also a director of Aquarion Company; Olin
                 Corporation; and Praxair, Inc.

[PICTURE         ALEXANDER B. TROWBRIDGE                   Director since 1990
 APPEARS         Age 69
 HERE]
                 Mr. Trowbridge is President of Trowbridge Partners Inc. He assumed this position in January 1990 upon his retirement as President of the National Association of Manufacturers, a position he had held since 1980. Mr. Trowbridge also serves as a director of E. M. Warburg, Pincus Funds; Harris
                 Corporation; ICOS Corporation; IRI International Corporation;
                 New England Life Insurance Company; The Gillette Company; and
                 The Rouse Company.

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                                      11

                       STATEMENT ON CORPORATE GOVERNANCE
-------------------------------------------------------------------------------

The corporate governance standards established by the Board provide a structure within which directors and management can effectively pursue Sunoco's objectives for the benefit of its shareholders. Sunoco's business is managed under the direction of the Board of Directors. The Board delegates the conduct of business to Sunoco's senior management team. The principal functions of the Board are to:

   Select and Evaluate the Chief Executive Officer: The Chief Executive Officer meets with the Compensation Committee to develop appropriate goals and objectives for the next year, which are then discussed with the entire Board. The outside directors meet annually, in private, to evaluate the performance of the Chief Executive Officer. The Compensation Committee uses this performance evaluation in considering the Chief Executive Officer's compensation. These evaluations are communicated to the Chief Executive Officer.

   Review and Approve Sunoco's Strategic Direction, Annual Operating Plan and Monitor Sunoco's Performance: Annually, the outside directors meet with the Chief Executive Officer to discuss the overall performance and direction of the Company. Following that discussion, the outside directors meet independently to evaluate Sunoco's performance and direction. The Board stays abreast of political, regulatory and economic trends and developments that may impact Sunoco's strategic direction. Each year, the Board and management participate in a two-day off-site meeting at which major long-term strategies and financial and other objectives and plans are discussed and approved. Annually, the Board reviews and approves a three-year strategic plan, yearly goals and an operating plan for the Company. On an ongoing basis during the year, the Board monitors Sunoco's performance against its annual operating plan and against the performance of its peers.

   Review Management Performance and Compensation: The Compensation Committee reviews and approves the Chief Executive Officer's evaluation of the top management team on an annual basis. The Board (largely through the Compensation Committee) evaluates the compensation plans for senior management and other employees to ensure they are appropriate, competitive and properly reflect Sunoco's objectives and performance.

   Review Succession Planning: The Chief Executive Officer at least annually reviews the succession plan and the state of management development with the Governance Committee, and the result of this review is reported to and discussed with the Board.

   Advise and Counsel Management: Advice and counsel to management occurs both in formal Board and Committee meetings and through informal, individual director's contacts with the Chief Executive Officer and other members of management. The Board is composed of individuals whose knowledge, background, experience and judgment are useful to the Company. The information needed for the Board's decision-making generally will be found within Sunoco, and Board members have full access to management. On occasion, the Board may seek legal or other expert advice from a source independent of management, and generally this is done with the knowledge and concurrence of the Chief Executive Officer.

   Review Structure and Operations of the Board: The Governance Committee periodically reviews the Board's structure, operations, and need for new members and reports the result of this review to the Board for its approval. The Board observes the following general practices:

  . SELECTION AND EVALUATION OF BOARD CANDIDATES: When searching for new nominees, the Board selects candidates based on their character, judgment, and business experience, as well as their ability to add to the Board's existing strengths. The Governance Committee evaluates the performance of individual directors on an annual basis. This evaluation provides the basis for the Board's recommendation of a slate of directors to the shareholders.

  .  BOARD STRUCTURE:

    . Each director is elected annually by shareholders for a one-year term.

    . The Board consists entirely of independent outside directors except for the Chief Executive Officer and the Chief
       Operating Officer. None of the directors has a consulting contract with Sunoco.

    . Periodically, the full Board conducts an assessment of how it is functioning as a whole so that it may continuously improve its performance.

    .  The mandatory retirement age for directors is 72.

    . An outside director must tender his or her resignation for consideration by the Governance Committee if the position he or she held at the time of election changes.

    . New directors must participate in an orientation process that includes reviewing extensive materials regarding Sunoco's business and operations, visits to Sunoco facilities and meetings with key personnel. As part of this process, new directors attend meetings of all the Board's committees to acquaint them with the work and operations of each. After this orientation, new Board members are given regular committee assignments.

  .  BOARD OPERATIONS AND MEETINGS:

    . Sunoco's Board usually meets seven times per year in regularly scheduled meetings but will meet more often if necessary.

    . While the Board believes that a carefully planned agenda is important for effective Board meetings, the agenda is flexible enough to accommodate unexpected developments. The items on the agenda are typically determined by the Chairman in consultation with the Board. Any director may request that an item be included on the agenda.

    . Generally, Board members receive information well in advance of Board meetings so they will have an opportunity to prepare for discussion of the items at the meeting. Information is provided from a variety of sources, including management reports, a comparison of performance to operating and financial plans, reports on Sunoco's stock performance and operations prepared by third parties, and articles in various business publications. In many cases, significant items requiring Board approval may be reviewed in one or more meetings and voted upon in subsequent meetings, with the intervening time being used for clarification and discussion of relevant issues.

    . At Board meetings, ample time is scheduled to assure full discussion of important matters. Management presentations are scheduled to permit a substantial proportion of Board meeting time to be available for discussion and comments.

  . COMMITTEE STRUCTURE: The full Board considers all major decisions of the Company. However, the Board has established the following five standing committees, each of which is chaired by an outside director except for the Executive Committee, so that certain important areas can be addressed in more depth than may be possible in a full Board meeting:

    . The Audit Committee examines accounting processes and reporting systems, assesses the adequacy of internal controls and risk management, reviews and approves Sunoco's financial disclosures, and evaluates the performance and recommends the appointment of independent auditors.

    . The Governance Committee reviews the role, composition, and structure of the Board and its committees as well as directors' compensation. It also reviews and evaluates Board members in determining the annual directors' slate and identifies new director nominees. This Committee, along with the Board, is responsible for reviewing and updating Sunoco's Statement on Corporate Governance.

    . The Compensation Committee reviews matters related to the compensation of the Chief Executive Officer and other senior management personnel, as well as the general employee compensation and benefit policies and practices of the Company. This Committee also approves goals for incentive plans, evaluates performance against these goals, and issues the Compensation Committee Report on executive compensation to shareholders.

    . The Public Affairs Committee reviews compliance with laws governing health, environment and safety, equal employment opportunity, and political activities. It also oversees the administration of corporate contributions and evaluates Sunoco's relationship with shareholders and all other constituencies.

    . The Executive Committee exercises the authority of the Board during the intervals between meetings of the Board.

  . DIRECTORS' COMPENSATION: The Governance Committee sets and administers the policies that govern the level and form of directors' compensation.

    . Annually, Sunoco participates in numerous directors' compensation surveys compiled by third-party consultants. The amount and form of Sunoco's directors' compensation are benchmarked against companies in Sunoco's performance peer group as well as others in the oil industry and industry in general.

    . The Committee believes that more than half of the total director compensation package should be delivered in the form of Sunoco common stock and stock equivalents in order to better align the interests of Sunoco's directors with the interests of its shareholders. In order to further link director and shareholder interests, the Committee recommended and the Board approved Director Stock Ownership Guidelines in October 1997.

    .  In 1996, Sunoco eliminated its Non-Employee Director
       Retirement Plan and replaced it prospectively with an annual grant in share units under the Directors' Deferred
       Compensation Plan.

The Board of Directors believes that corporate governance is an evolving process and periodically reviews and updates this Statement on Corporate Governance.



--------------------------------------------------------------------------------

                       BOARD COMMITTEE MEMBERSHIP ROSTER
                           (as of February 10, 1999)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                         Public
         Name           Audit    Compensation   Executive   Governance   Affairs
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  R. H. Campbell                                    x/1/        x
--------------------------------------------------------------------------------
  R. E. Cartledge                     x/1/          x           x
--------------------------------------------------------------------------------
  R. E. Cawthorn/2/                   x             x           x
--------------------------------------------------------------------------------
  J. G. Drosdick                                    x                       x
--------------------------------------------------------------------------------
  M. J. Evans                         x             x                       x/1/
--------------------------------------------------------------------------------
  T. P. Gerrity           x/1/                                  x
--------------------------------------------------------------------------------
  R. B. Greco             x
--------------------------------------------------------------------------------
  J. G. Kaiser                        x                                     x
--------------------------------------------------------------------------------
  R. D. Kennedy                       x                         x           x
--------------------------------------------------------------------------------
  R. A. Pew               x                                                 x
--------------------------------------------------------------------------------
  W. F. Pounds            x                         x           x/1/
--------------------------------------------------------------------------------
  G. J. Ratcliffe                     x
--------------------------------------------------------------------------------
  A. B. Trowbridge        x                                                 x
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  Number of Meetings
   in 1998                8           6             2           4           3

-------------------------------------------------------------------------------

  NOTES TO TABLE:

  /1/ Chairman.

  /2/ Robert E. Cawthorn will retire as a director on May 6, 1999.
--------------------------------------------------------------------------------

                            DIRECTORS' COMPENSATION
-------------------------------------------------------------------------------

As discussed in the Statement on Corporate Governance, Sunoco annually benchmarks directors' compensation for form and amount. Directors are compensated partially in Sunoco common stock or stock equivalents to better align their interests with those of shareholders. Executive officers are not paid for their services as directors. The Board held eight meetings during 1998, and all of the directors attended at least 75% of the Board meetings and Committee meetings of which they were members. The following table summarizes the compensation of Sunoco's directors during 1998:

                         Directors' Compensation Table

-------------------------------------------------------------------------
  Type of Compensation                                 Cash  Stock Based
-------------------------------------------------------------------------
-------------------------------------------------------------------------
  Annual Retainer                                     $8,520   $19,880/1/
-------------------------------------------------------------------------
  Yearly Credit under Deferred Compensation Plan               $10,000
-------------------------------------------------------------------------
  Annual Retainer for Committee Chair                 $2,000
-------------------------------------------------------------------------
  Board or Committee Attendance Fee (per meeting)/2/  $1,250

-------------------------------------------------------------------------

  NOTES TO TABLE:

  /1/ Represents shares of Sunoco common stock paid under the Directors'
      Retainer Stock Plan. On May 7, 1998, each outside director received 495 shares for this portion of the Annual Retainer.

  /2/ A fee of $1,250 per day is also paid in cash for special assignments.

  . DIRECTORS' DEFERRED COMPENSATION: The Directors' Deferred Compensation Plan permits outside directors to defer all or a portion of their compensation. Payments of compensation deferred under this plan are restricted in terms of the earliest and latest dates that payments may begin. Deferred compensation is designated as share units, cash units, or a combination of both. A share unit is treated as if it were invested in shares of Sunoco common stock and dividend equivalents are credited to each Director in the form of additional share units. Share units are settled in cash, based upon the fair market value of Sunoco common stock at the time of payment. Cash units accrue interest at a rate based upon Sunoco's cost of borrowing.

  .  DIRECTORS' STOCK OWNERSHIP GUIDELINES: The Board established guidelines in 1997 that require each outside director to own Sunoco common stock with a market value equal to at least three times the average total annual director's compensation. Currently, this ownership guideline is approximately $200,000. Included in the determination of stock ownership for purposes of these guidelines are all shares beneficially owned and any share units held in the Directors' Deferred Compensation Plan. New directors are allowed a five-year phase-in period to comply with the guidelines. As of the February 10, 1999 record date, all of Sunoco's current directors were in compliance with these stock ownership guidelines (or, in the case of directors with less than five years of service, on track to compliance within the five-year period). Sunoco has also established stock ownership guidelines for its executives, and these are discussed on page 22.
-------------------------------------------------------------------------------

                          NAMED EXECUTIVE OFFICERS/1/
--------------------------------------------------------------------------------
          [PICTURE APPEARS                   [PICTURE APPEARS
               HERE]                              HERE]

          Robert H. Campbell                 John G. Drosdick
          Chairman and                       President and
          Chief Executive Officer            Chief Operating Officer


                        1998 Compensation Highlights/2/
                                 (in Dollars)

                             [GRAPH APPEARS HERE]

-----------------------------------------------------------------------------------
          R. H. Campbell  J. G. Drosdick  D. E Knoll  D. M. Fretz  S. L. Thompson
-----------------------------------------------------------------------------------
Salary/3/   830,790         602,316         349,758     311,580      297,702
-----------------------------------------------------------------------------------
Annual
Incentive   921,000         534,180         211,460     211,460      211,460
-----------------------------------------------------------------------------------


  [PICTURE APPEARS          [PICTURE APPEARS            [PICTURE APPEARS
       HERE]                     HERE]                       HERE]

  David E. Knoll          Deborah M. Fretz          Sheldon L. Thompson
  Senior Vice President   Senior Vice President     Senior Vice President
  Northeast Refining      Lubricants and Logistics  and Chief Administrative
  and Chemicals                                     Officer
--------------------------------------------------------------------------------
NOTES TO TABLE:

/1/ The Chief Executive Officer and the next four most highly compensated executive officers during the last fiscal year.
/2/ For more comprehensive information refer to pages 26 through 30.
/3/ The amounts reported reflect that there were 27 bi-weekly pay periods in 1998.

                            STOCK PERFORMANCE GRAPH

                 COMPARISON OF FIVE-YEAR CUMULATIVE RETURN/1/
-------------------------------------------------------------------------------

Sunoco's Performance Peer Group is composed of the major domestic independent refining and marketing companies and integrated oil companies which are both similar in size to Sunoco and represent its competitors in certain geographic areas.

                             [GRAPH APPEARS HERE]

-------------------------------------------------------------------------------

  NOTES TO GRAPH:

  1 Assuming that the value of the investment in Sunoco common stock and each index was $100 on December 31, 1993, and that all dividends were reinvested, this graph compares Sunoco's cumulative total return (i.e., based on common stock price and dividends), plotted on an annual basis, with Sunoco's Performance Peer Group's cumulative total return and the S&P 500 Stock Index (a performance indicator of the overall stock market).

  2 On December 4, 1996, Ultramar Corporation merged with Diamond Shamrock, Inc. to form Ultramar Diamond Shamrock Corporation ("UDS"). Prior to the merger, Ultramar Corporation's stock price was used in the computation of the Peer Group's Cumulative Return. On September 29, 1997, UDS acquired Total Petroleum, N.A. ("Total") in a transaction in which each share of Total was exchanged for .322 of a share of UDS. For purposes of this graph, the resultant cash value of this transaction has been reinvested in the Peer Group of companies in proportion to their market capitalization on that date.

               DIRECTORS' & OFFICERS' OWNERSHIP OF SUNOCO STOCK
-------------------------------------------------------------------------------

The following table shows how much Sunoco common stock each Named Executive Officer and director nominee owned as of December 31, 1998. No director or executive officer beneficially owns more than 1% of the common stock, and directors and executive officers as a group beneficially own approximately 1.6% of the common stock.

                    Directors' & Officers' Stock Ownership

------------------------------------------------------------------------
                                   Shares of
                                  Common Stock Share Units and
                                  Beneficially      Share
  Name                              Owned/1/    Equivalents/2/   Total
------------------------------------------------------------------------
------------------------------------------------------------------------
  Robert H. Campbell /3/               579,327     21,792        601,119
------------------------------------------------------------------------
  Raymond E. Cartledge                   4,402      7,597         11,999
------------------------------------------------------------------------
  John G. Drosdick /3/                 190,000                   190,000
------------------------------------------------------------------------
  Mary Johnston Evans                    4,024     13,572         17,596
------------------------------------------------------------------------
  Deborah M. Fretz /3/                  32,431      1,708         34,139
------------------------------------------------------------------------
  Thomas P. Gerrity                      5,792      6,257         12,049
------------------------------------------------------------------------
  Rosemarie B. Greco                     1,250      1,617          2,867
------------------------------------------------------------------------
  James G. Kaiser                        4,354      3,900          8,254
------------------------------------------------------------------------
  Robert D. Kennedy                     13,745      2,042         15,787
------------------------------------------------------------------------
  David E. Knoll /3/,/4/               155,030                   155,030
------------------------------------------------------------------------
  R. Anderson Pew /3/,/4/               91,577      1,016         92,593
------------------------------------------------------------------------
  William F. Pounds                      2,555     22,710         25,265
------------------------------------------------------------------------
  G. Jackson Ratcliffe                   1,000        941          1,941
------------------------------------------------------------------------
  Sheldon L. Thompson /3/              108,407                   108,407
------------------------------------------------------------------------
  Alexander B. Trowbridge                4,819      6,257         11,076
------------------------------------------------------------------------
  All directors and executive
   officers as a group including
   those named above /3/,/4/,/5/     1,463,834    114,075      1,577,909
------------------------------------------------------------------------

NOTES TO TABLE:

/1/ This column includes Sunoco common stock held by directors and officers or by certain members of their families (for which the directors and officers have sole or shared voting or investment power), shares of common stock they hold in SunCAP and the Dividend Reinvestment Plan, and Sunoco securities directors and officers have the right to acquire within 60 days of December 31, 1998.

/2/ Includes share unit balances held under the Directors' Deferred
    Compensation Plan and the Deferred Compensation Plan for executives, and share equivalent balances held by executives under Sunoco's Savings Restoration Plan (see footnote 4 on page 27). Although ultimately paid in cash, the value of share units and share equivalents mirrors the value of Sunoco common stock. Thus, the amounts ultimately realized by the directors and executives will reflect all changes in the market value of Sunoco common stock from the date of deferral or accrual until the date of payout. The share units and share equivalents do not have voting rights, but are credited with dividend equivalents in the form of additional share units.

/3/ The amounts shown include shares of Sunoco common stock which the following persons have the right to acquire as a result of the exercise of stock options within 60 days after December 31, 1998 under the Sunoco, Inc. Long-Term Incentive Plan ("LTIP") and under the Sunoco, Inc. Executive Long-Term Stock Investment Plan ("ELSIP"), both of which are predecessor plans to the Long-Term Performance Enhancement Plan ("LTPEP"), Sunoco's current long-term incentive plan:

               R. H. Campbell  509,850 shares
               J. G. Drosdick  140,000 shares
               D. M. Fretz      29,680 shares
               D. E. Knoll     129,170 shares
               R. A. Pew        15,600 shares
               S. L. Thompson  101,610 shares

    All directors and executive officers as a group (including those named above): 1,108,233 shares

/4/ The individuals and group named in the table have sole voting and investment power with respect to shares of common stock beneficially owned, except that voting and investment power is shared as follows:

               D. E. Knoll     423 shares
               R. A. Pew    16,050 shares

    All directors and executive officers as a group (including those named above): 16,473 shares

/5/ The amounts shown include 4,585 shares of common stock beneficially owned and 23,633 share units held under the Director's Deferred Compensation Plan by Robert E. Cawthorn, who will retire as a director on May 6, 1999.



-------------------------------------------------------------------------------

         EXECUTIVE COMPENSATION: REPORT OF THE COMPENSATION COMMITTEE
-------------------------------------------------------------------------------

The Committee's Responsibilities: The Compensation Committee of the Board (the "Committee") has responsibility for setting and administering the policies which govern executive compensation. The Committee is composed entirely of outside directors. Reports of the Committee's actions and decisions are presented to the full Board. The purpose of this report is to summarize the philosophical principles, specific program objectives and other factors considered by the Committee in reaching its determinations regarding the executive compensation of the Named Executive Officers.

Compensation Philosophy: The Committee has approved principles for the management compensation program which:

  . Encourage strong financial and operational performance of the Company;

  . Emphasize performance-based compensation ("pay at risk"), which balances rewards for short-term and long-term results;

  . Focus executives on "beating the competition" through plans which include measurements based on performance relative to peer companies;

  . Link compensation to the interests of shareholders by providing stock incentives and requiring significant shareholdings; and

  . Provide a competitive level of total compensation necessary to attract and retain talented and experienced executives.

Management's Stock Ownership Guidelines: The Committee considers stock ownership by management to be an important means of linking management's interests directly to those of shareholders. Effective January 1997, Sunoco adopted stock ownership guidelines for its approximately 40 top executives. The amount of stock required to be owned increases with the level of responsibility of each executive. As initially adopted, the CEO was expected to own stock with a value of at least three times his base salary. In July 1998, the Committee amended the guidelines to increase the required level of stock ownership for all top executives, with the Chief Executive Officer now expected to own stock with a value at least equal to four times his base salary. Shares that the executives have the right to acquire through the exercise of stock options are not included in the calculation of stock ownership for purposes of these guidelines. Participants are expected to reach their respective stock ownership goals at the end of a five-year period. Sunoco also has established stock ownership guidelines for its outside directors, and these are discussed on page 17.

Compensation Methodology: Sunoco strives to provide a comprehensive executive compensation program that is competitive and performance-based in order to attract and retain superior executive talent. Each year the Committee reviews market data and assesses

Sunoco's competitive position for three components of executive compensation:
(1) base salary, (2) annual incentives, and (3) long-term incentives. To assist in benchmarking the competitiveness of its compensation programs, Sunoco participates in executive compensation surveys compiled by third-party consultants. Because the Committee believes that the Company's direct competition for executive talent is broader than the companies that are included in the Performance Peer Group established for purposes of comparing shareholder returns (see the Stock Performance Graph on page 19 for more information), these surveys include companies in the Performance Peer Group and others in the oil industry. This information is supplemented by general industry compensation information. The compensation survey data reflect adjustments for each company's relative revenue, asset base, employee population and capitalization, along with the scope of managerial responsibility and reporting relationships.

As part of the Committee's annual review of the competitiveness of the three components of executive compensation for 1998, the Committee concluded that base salaries were competitive. However, the Committee was of the view that both annual and long-term incentives were not competitive and so decided to increase both to more competitive levels. The increase in the long-term compensation component reflects the continuing trend of the surveyed group of companies to increase the percentage of executive compensation provided by equity-based awards which better aligns management with shareholders' interests. The Committee also adjusted the proportion of options and common stock units awarded to reflect more closely compensation practices in the industry.

Components of Compensation:

 . BASE SALARY: Annual base salary is designed to compensate executives for their level of responsibility and sustained individual performance. The Committee approves in advance all salary increases for executive officers. The goal is to compensate executives within the mid-level of the range of base salaries paid by companies in the oil industry.

 . ANNUAL INCENTIVES: Annual incentive awards for the Named Executive Officers are provided in order to promote the achievement of Sunoco's business objectives. Each year the Committee considers the Company's prior year's performance and objectives, as well as its expectations for Sunoco in the upcoming year. Bearing in mind these considerations, the Committee sets certain Company performance criteria or goals which must be met before payments are made. Additionally, individual performance goals may be established for each participant. Participants receive no payments unless minimum thresholds are achieved. Payments may range from 0% to 200% of the guideline annual incentive, with payments increasing as performance improves.

   The Committee establishes a fixed percentage of annual salary as an executive's guideline annual incentive opportunity, based on comparative survey data on annual incentives paid in the Performance Peer Group, the oil industry, and industry in general. The guideline amount increases with the level of responsibility of the executive. Annual incentive awards for 1998 were based on meeting weighted objectives for two principal measurements:

  .  after-tax operating income; and

  . relative ranking, as measured by return on capital employed, or "ROCE", against the Performance Peer Group (see page 19).

   For 1998, Sunoco achieved slightly above the guideline award level established for operating income and attained the maximum award level for ROCE ranking. As a result, the annual incentive approved by the Committee for each Named Executive Officer was 153.5% of the guideline incentive opportunity. The Bonus column of the Summary Compensation Table on page 26 contains the annual incentive earned for 1998 for each of the Named Executive Officers.

 . LONG-TERM INCENTIVE COMPENSATION: The Committee reviews and approves all long-term incentive awards. Since 1996, these awards have been primarily a combination of stock options and performance-based common stock units (which represent shares of Sunoco common stock). These awards provide compensation to executives only if shareholder value increases. Common stock units also focus executives on "beating the competition" by measuring Sunoco's performance versus the Performance Peer Group. In determining the number of stock options and performance-based common stock units awarded, the Committee reviewed surveys of similar awards made to individuals in comparable positions within the Performance Peer Group, others in the oil industry, in general industry, and the executive's past performance. They also consider the number of long-term incentive awards previously granted to the executive.

 . Stock Options: Options have an exercise price equal to the fair market value of common stock on the date of grant and are typically exercisable beginning two years from the date of grant.

 . Common Stock Units: Performance-based common stock units are earned only if the Company's total common stock shareholder return (stock price appreciation plus dividend yield) for a three-year performance period compares favorably to that of the Performance Peer Group. Additionally, regardless of how Sunoco performs versus the Performance Peer Group, the common stock units will be forfeited if certain minimum common stock price appreciation levels are not met. In order to ensure the retention of key executives, or as part of the compensation to a new executive hired from outside the Company, the Committee also occasionally grants common stock units which require only continued employment as a condition of vesting.

Chief Executive Officer Compensation: The outside directors meet annually, in private, to review Mr. Campbell's performance. The Committee uses this performance evaluation in considering Mr. Campbell's compensation. The Chief Executive Officer participates in the same programs and receives compensation based on the same factors as the other executive officers. However, Mr. Campbell's overall compensation reflects a greater degree of policy and decision-making authority and a higher level of responsibility with respect to the strategic direction and financial and operational results of the Company. For 1998, the Chief Executive Officer's compensation components were:

 . BASE SALARY: As a result of Sunoco's performance in 1997 and his individual performance, Mr. Campbell's annual salary increased to $800,000 for 1998 based on 26 bi-weekly pay periods

 . ANNUAL INCENTIVE: Annual incentive compensation for Mr. Campbell is based upon relative attainment of the annual performance goals for the Company, and on Mr.

   Campbell's individual objectives as determined by the Committee. As a result of the Committee's review of competitive practices, it was concluded that the guideline incentive opportunity percentage of Mr. Campbell's salary range midpoint should be increased. Based on these criteria, and the new guideline amount, Mr. Campbell was awarded $921,000 representing 153.5% of his guideline incentive for performance in 1998.

 . LONG-TERM INCENTIVE AWARDS: In December 1998, Mr. Campbell received a grant of 110,000 stock options which become exercisable in December 2000, and 15,000 performance-based common stock units. In determining the amounts granted, the Committee considered, without specific weighting, the performance of the Company and relative total shareholder return, the value of such awards granted to other chief executive officers in the oil industry, and the number of stock options and common stock units granted in prior years. See page 23 for a discussion of the Committee's review of and actions regarding 1998 long-term incentive compensation.

Omnibus Budget Reconciliation Act of 1993: This Act has had no material impact upon Sunoco's ability to take a tax deduction for annual compensation in excess of $1 million paid to any of the Named Executive Officers. Therefore, the Committee has determined that it is not necessary to seek shareholder approval to amend any current compensation plan at this time to comply with this Act.

Compensation Committee Interlocks and Insider Participation: There are none.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

             Raymond E. Cartledge, Chair
             Robert E. Cawthorn
             Mary Johnston Evans
             James G. Kaiser
             Robert D. Kennedy
             G. Jackson Ratcliffe

-------------------------------------------------------------------------------

           EXECUTIVE COMPENSATION, PENSION PLANS & OTHER ARRANGEMENTS
--------------------------------------------------------------------------------

                           Summary Compensation Table


--------------------------------------------------------------------------------

                                                                             Long-Term Compensation/3/
                                                                        ------------------------------------
                                         Annual Compensation                     Awards           Payouts
                                 -------------------------------------  ------------------------------------
                                                             Other      Restricted   Securities
  Name and Principal               Base                     Annual        Stock      Underlying    LTIP         All Other
  Position                  Year Salary/1/    Bonus     Compensation/2/   Awards      Options     Payouts    Compensation/4/
                                    ($)        ($)            ($)          ($)          (#)         ($)            ($)
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
  R. H. CAMPBELL            1998  830,790    921,000/5/       2,552            0      110,000        0           69,562
  Chairman of the           1997  699,140    882,000/5/           0            0       50,000        0           53,935
  Board and Chief           1996  699,140          0          4,789            0       45,000        0           48,922
  Executive Officer
----------------------------------------------------------------------------------------------------------------------------
  J. G. DROSDICK            1998  602,316    534,180         27,362            0       60,000        0           33,207
  President and Chief       1997  560,040    557,300        125,047      104,688/6/    40,000        0            5,852
  Operating Officer         1996   56,004/6/       0              0      581,250/6/   140,000/6/     0              328
----------------------------------------------------------------------------------------------------------------------------
  D. E. KNOLL               1998  349,758    211,460          3,655            0       14,960        0           22,043
  Senior Vice               1997  326,976    236,600          3,470      104,688/7/    10,910        0           20,636
  President, Northeast      1996  326,976          0          3,520            0       10,910        0           20,636
  Refining and Chemicals
----------------------------------------------------------------------------------------------------------------------------
  D. M. FRETZ               1998  311,580    211,460          6,015            0       14,960     112,314/8/     16,848
  Senior Vice               1997  281,996    236,600          5,283            0       10,910      71,626/8/     14,912
  President, Lubricants     1996  266,417          0          5,053      257,500/8/    13,090        0           14,083
  and Logistics
----------------------------------------------------------------------------------------------------------------------------
  S. L. THOMPSON            1998  297,702    211,460          1,374            0       14,960        0           20,860
  Senior Vice President     1997  273,000    236,600          1,213            0       10,910        0           18,417
  And Chief Administrative  1996  273,000          0          1,187            0       10,910        0           14,131
  Officer
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

NOTES TO TABLE:

/1/ The amounts reported in the table under Base Salary reflect that there were 27 bi-weekly pay periods in 1998 and 26 bi-weekly pay periods in 1997 and 1996.

/2/ For each of the Named Executive Officers, the amounts in this column reflect reimbursements for the payment of taxes associated with certain payments for club memberships. For Mr. Drosdick in 1997, this column also reflects reimbursement for the payment of certain expenses ($41,953) and taxes ($43,063) associated with moving and relocation.

/3/ Long-term awards were composed of stock options and common stock units
    (representing shares of Sunoco common stock). The performance-based common stock unit portion of these awards is excluded from this table but reflected in the table of Performance-Based Common Stock Unit Awards on page 30. Other common stock unit awards are included in the Summary Compensation Table as Restricted Stock Awards, and are described in further detail in notes 6 through 8 below.

/4/ The table below shows the components of this column for 1998:

  -------------------------------------------------------------------------
                        Company Match Under           Cost of
                    Defined Contribution Plans* Term Life Insurance  Total
  -------------------------------------------------------------------------
  -------------------------------------------------------------------------
    R. H. Campbell            $41,540                 $28,022       $69,562
  -------------------------------------------------------------------------
    J. G. Drosdick             30,116                   3,091        33,207
  -------------------------------------------------------------------------
    D. E. Knoll                17,488                   4,555        22,043
  -------------------------------------------------------------------------
    D. M. Fretz                15,579                   1,269        16,848
  -------------------------------------------------------------------------
    S. L. Thompson             14,885                   5,975        20,860
  -------------------------------------------------------------------------
  -------------------------------------------------------------------------

  * Executive officers participate in two defined contribution plans: (i) SunCAP, Sunoco's 401(k) plan for most employees, and (ii) the Sunoco, Inc. Savings Restoration Plan. The Savings Restoration Plan permits a SunCAP participant to continue receiving the Company-matching contribution even after reaching certain limitations under the Internal Revenue Code.

/5/ $591,000 of R.H. Campbell's total 1998 annual incentive award and $534,000 of his total 1997 annual incentive award were deferred in the form of share units under Sunoco's Deferred Compensation Plan. These share units are treated as if they were invested in shares of Sunoco common stock, and are credited with dividend equivalents in the form of additional share units.

/6/ J. G. Drosdick became an employee of Sunoco on November 15, 1996. As part of his Employment Agreement with Sunoco, Mr. Drosdick received a one-time grant of 100,000 stock options (exercisable after two years at an exercise price of $23.25) and an award of 25,000 common stock units (valued at $581,250 on the date of grant which will vest and be payable after three years of continued employment with the Company). Additionally, Mr. Drosdick was granted a special award of 2,500 common stock units in 1997, with a value of $104,688 on the date of grant. The first installment of 1,250 shares with a value of $44,375 on the payment date was paid to Mr. Drosdick in January 1999. The remaining 1,250 shares are payable in January 2000 contingent only upon his continued employment with Sunoco as of the payment date. The value of the 26,250 outstanding common stock units yet to be paid was $946,654 at December 31, 1998. The common stock units have no voting rights but are entitled to dividend equivalents payable upon maturity of the common stock units.

/7/ In 1997, D. E. Knoll was granted a special award of 2,500 common stock units with a value of $104,688 on the date of grant. The first installment of 1,250 shares with a value of $44,375 was paid to Mr. Knoll in January 1999. The remaining 1,250 shares are payable in January 2000 contingent only upon his continued employment with Sunoco as of the payment date. The value of the 1,250 common stock units to be paid in January 2000 was $45,079 at December 31, 1998. The common stock units have no voting rights but are entitled to dividend equivalents payable upon maturity of the common stock units.

/8/ In 1996, D. M. Fretz was granted a special award of 10,000 common stock units with a value of $257,500 on the date of grant. The first installment of 2,000 shares with a value of $71,626 was paid to Ms. Fretz in 1997 and the second installment of 3,000 shares with a value of $112,314 was paid to her in 1998. The final installment of 5,000 shares is payable in 1999 contingent only upon her continued employment with Sunoco as of the payment date. The value of the remaining 5,000 common stock units at December 31, 1998 was $180,315. The common stock units have no voting rights but are entitled to dividend equivalents payable upon maturity of the common stock units.
-------------------------------------------------------------------------------


                              OPTION GRANT TABLE
------------------------------------------------------------------------------------------------------------

The following table presents additional information concerning the option awards shown in the Summary Compensation Table for fiscal year 1998. These options to purchase common stock were granted to the Named Executive Officers under Sunoco's Long-Term Performance Enhancement Plan ("LTPEP").

                           Option Grants in 1998/1/


-----------------------------------------------------------------------------------------------------------
                                                                             Potential Realizable Value at
                                                                                Assumed Annual Rates of
                                                                              Stock Price Appreciation for
                              Individual Grants                                      Option Term/3/
                 -------------------------------------------------------------------------------------------
                               Securities    Percent of
                               Underlying      Total                            0%        5%        10%
                                Options       Options   Exercise
                               Granted/2     Granted to  or Base              Stock     Stock      Stock
                            ---------------- Employees    Price   Expiration  Price     Price      Price
                                             in Fiscal  ($/share)    Date    $32.875   $53.550    $85.269
            Name              Date   Number     Year
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
  R. H. CAMPBELL            12/02/98 110,000    13.4     32.875    12/01/08      0     2,274,250  5,763,340
  Chairman of the
  Board and Chief
  Executive Officer
------------------------------------------------------------------------------------------------------------
  J. G. DROSDICK            12/02/98 60,000      7.3     32.875    12/01/08      0     1,240,500  3,143,640
  President and
  Chief Operating
  Officer
------------------------------------------------------------------------------------------------------------
  D. E. KNOLL               12/02/98 14,960      1.8     32.875    12/01/08      0       309,298    783,814
  Senior Vice President,
  Northeast Refining
  and Chemicals
------------------------------------------------------------------------------------------------------------
  D. M. FRETZ               12/02/98 14,960      1.8     32.875    12/01/08      0       309,298    783,814
  Senior Vice President,
  Lubricants and
  Logistics
------------------------------------------------------------------------------------------------------------
  S. L. THOMPSON            12/02/98 14,960      1.8     32.875    12/01/08      0       309,298    783,814
  Senior Vice President
  and Chief Administrative
  Officer
------------------------------------------------------------------------------------------------------------

NOTES TO TABLE:

/1/ No Stock Appreciation Rights ("SARs") were granted.

/2/ Each option was awarded with an exercise price equal to the fair market value of a share of Sunoco common stock on the date of grant and will become exercisable two years from the grant date. These stock options were granted along with an equal number of limited rights. Limited rights become exercisable only in the event of a Change in Control of the Company (as defined on page 32) and permit the holder to be paid in cash the appreciation on a stock option instead of exercising the option.

/3/ These dollar amounts are not intended to forecast future appreciation of the common stock price. Executives will not benefit unless the common stock price increases above the stock option exercise price. Any appreciation in the common stock price which results in a gain to the executives would also benefit all shareholders of the common stock. The additional value realized by all shareholders of Sunoco common stock as a group based on these assumed appreciation levels is as follows:

            APPRECIATION LEVEL                                ADDITIONAL VALUE
            ------------------                                ----------------
                    0%                                               $0
                    5%                                         $1,869,098,275
                   10%                                         $4,736,615,963

-------------------------------------------------------------------------------

              AGGREGATED OPTION/SAR EXERCISES AND YEAR-END VALUES
----------------------------------------------------------------------------------------------------------

The following table shows information for the Named Executive Officers, concerning:

 (i)  exercises of stock options and SARs during 1998; and

 (ii) the amount and values of unexercised stock options and SARs as of December 31, 1998.

    Aggregated Option/SAR Exercises in 1998 and Year-End Option/SAR Values


----------------------------------------------------------------------------------------------------------
                            Number of
                            Securities                  Number of Securities      Value of Unexercised
                            Underlying                       Underlying               In-the-Money
                             Options/                   Options/SARs Granted    Options/SARs at Year-End
                               SARs          Value               (#)                       ($)
            Name            Exercised     Realized/1/ ------------------------- -------------------------
                               (#)            ($)     Exercisable Unexercisable Exercisable Unexercisable
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
  R. H. CAMPBELL
  Chairman of the           58,840/2/       647,240     509,850      160,000     3,586,909     350,680
  Board and Chief
  Executive Officer
---------------------------------------------------------------------------------------------------------
  J. G. DROSDICK
  President and                 0              0        140,000      100,000     1,738,820     191,280
  Chief Operating
  Officer
---------------------------------------------------------------------------------------------------------
  D. E. KNOLL
  Senior Vice President,    25,000/3/       216,875     129,170       25,870       878,062      47,692
  Northeast Refining and
  Chemicals
---------------------------------------------------------------------------------------------------------
  D. M. FRETZ
  Senior Vice President,    28,100          128,833      29,680       25,870       230,709      47,692
  Lubricants and
  Logistics
---------------------------------------------------------------------------------------------------------
  S. L. THOMPSON
  Senior Vice President         0              0        101,610       25,870       732,836      47,692
  and Chief Administrative
  Officer
---------------------------------------------------------------------------------------------------------

NOTES TO TABLE:

1 Value realized is equal to the difference between the option/SAR exercise price and the fair market value of Sunoco common stock at the date of exercise multiplied by the number of options/SARs exercised.

2 Mr. Campbell retained 9,683 shares of Sunoco common stock following the exercise of these SARs and the payment of related withholding taxes. The
   SARs would have expired on December 31, 1998.

3 Mr. Knoll retained 2,778 shares of Sunoco common stock following the exercise of these SARs and the payment of related withholding taxes. The
   SARs would have expired on December 31, 1998.

----------------------------------------------------------------------------------------------------------

                       OTHER LONG-TERM INCENTIVE AWARDS
-------------------------------------------------------------------------------

                  Performance-Based Common Stock Unit Awards

------------------------------------------------------------------------------
                                                 Estimated Future Payouts/1/
                                                ------------------------------
                         Number of  Performance                    Maximum
                          Common      Period    Threshold  Target  (Number
                        Stock Units    Until     (Number  (Number    of
       Name        Year   (CSUs)      Payout    of CSUs)  of CSUs)  CSUs)
------------------------------------------------------------------------------
------------------------------------------------------------------------------
  R. H. CAMPBELL   1998   15,000     12/31/01     3,750    15,000  22,500
  Chairman of the  1997   15,000     12/31/00     3,750    15,000  22,500
  Board and Chief  1996   13,000     12/31/99     3,250    13,000  19,500
  Executive
  Officer
------------------------------------------------------------------------------
  J. G. DROSDICK   1998   12,000     12/31/01     3,000    12,000  18,000
  President and    1997   12,000     12/31/00     3,000    12,000  18,000
  Chief Operating  1996   12,000     12/31/99     3,000    12,000  18,000
  Officer
------------------------------------------------------------------------------
  D. E. KNOLL      1998    3,100     12/31/01       775     3,100   4,650
  Senior Vice      1997    3,100     12/31/00       775     3,100   4,650
  President,       1996    3,100     12/31/99       775     3,100   4,650
  Northeast
  Refining and
  Chemicals
------------------------------------------------------------------------------
  D. M. FRETZ      1998    3,100     12/31/01       775     3,100   4,650
  Senior Vice      1997    3,100     12/31/00       775     3,100   4,650
  President,       1996    3,720     12/31/99       930     3,720   5,580
  Lubricants and
  Logistics
------------------------------------------------------------------------------
  S. L. THOMPSON   1998    3,100     12/31/01       775     3,100   4,650
  Senior Vice      1997    3,100     12/31/00       775     3,100   4,650
  President        1996    3,100     12/31/99       775     3,100   4,650
  and Chief
  Administrative
  Officer
------------------------------------------------------------------------------

NOTE TO TABLE:

/1/ The actual payout of the performance-based common stock units granted will depend upon Sunoco achieving certain performance levels, based upon total common stock shareholder return, as compared with the total common stock shareholder return of the Performance Peer Group over a three-year performance period from January 1, 1997 through December 31, 1999 for the 1996 awards, from January 1, 1998 through December 31, 2000 for the 1997 awards and from January 1, 1999 through December 31, 2001 for the 1998 awards. Additionally, regardless of how Sunoco performs versus the Performance Peer Group, the common stock units will be forfeited if certain minimum common stock price appreciation levels are not met.
    ----------------------------------------------------------------------------

                                 PENSION PLANS
-------------------------------------------------------------------------------

This table shows the estimated annual retirement benefits payable to a covered participant based upon the final average pay formulas of the Sunoco, Inc. Retirement Plan ("SCIRP"), the Sunoco, Inc. Pension Restoration Plan, and the Sunoco, Inc. Supplemental Executive Retirement Plan ("SERP"). The estimates assume that benefits are received in the form of a single life annuity.

   -----------------------------------------------------------------------
      Final Average                 Estimated Annual Benefits
       Total Cash               Upon Retirement at Age 62 or Later
     Compensation/1/    After Completion of the Following Years of Service
                        ------------------------------------------------------
                        ------------------------------------------------------
                        20 Years   25 Years   30 Years   35 Years    40 Years
   ---------------------------------------------------------------------------
   ---------------------------------------------------------------------------
       $  200,000       $ 80,000   $ 90,000   $100,000   $108,000   $  115,000
   ---------------------------------------------------------------------------
          400,000        160,000    180,000    200,000    215,000      230,000
   ---------------------------------------------------------------------------
          600,000        240,000    270,000    300,000    323,000      345,000
   ---------------------------------------------------------------------------
          800,000        320,000    360,000    400,000    430,000      460,000
   ---------------------------------------------------------------------------
        1,000,000        400,000    450,000    500,000    538,000      575,000
   ---------------------------------------------------------------------------
        1,200,000        480,000    540,000    600,000    645,000      690,000
   ---------------------------------------------------------------------------
        1,400,000        560,000    630,000    700,000    753,000      805,000
   ---------------------------------------------------------------------------
        1,600,000        640,000    720,000    800,000    860,000      920,000
   ---------------------------------------------------------------------------
        1,800,000        720,000    810,000    900,000    968,000    1,035,000
   ---------------------------------------------------------------------------

NOTE TO TABLE:

1 Final Average Total Cash Compensation is the average of the base salary and annual incentive award in the highest 36 consecutive months during the last 120 months of service. The salaries and bonuses in the Summary Compensation Table on page 26 reflect the total cash compensation covered by the pension plans.

The retirement benefits shown above for SCIRP, the Pension Restoration Plan and SERP are amounts calculated prior to the Social Security offset. The Social Security offset is equal to one and two-thirds percent of primary Social Security benefits for each year of Retirement Plan participation up to 30 years or a maximum offset of 50% of primary Social Security benefits.

Credited years of service under these plans for the Named Executive Officers as of December 31, 1998 are as follows: R. H. Campbell, 38; J. G. Drosdick, 2;
D. E. Knoll, 31; D. M. Fretz, 21; and S. L. Thompson, 36. For further information on Mr. Drosdick's pension benefits, see page 33.

-------------------------------------------------------------------------------

                     SEVERANCE PLANS AND OTHER INFORMATION
-------------------------------------------------------------------------------

The Named Executive Officers participate in plans with certain other key management personnel which provide for severance benefits in the event they are involuntarily terminated without cause by Sunoco. In the case of the Chief Executive Officer and the Chief Operating Officer severance payments would be equal to two years of base salary plus guideline annual incentive. The other Named Executive Officers would receive such payments for one and one-half years. If termination (whether actual or constructive) occurs within two years of a Change in Control of Sunoco, severance would be payable in a lump sum equal to three years of base salary plus guideline annual incentive for the Chief Executive Officer and the Chief Operating Officer, and two years for the other Named Executive Officers. Based upon base salary and guideline annual incentive for 1998, payments under these plans would have been as follows:

-------------------------------------------------------------------------------
       Name               Involuntary Termination                 Change in Control/1/
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
  R. H. Campbell                $2,800,000                             $4,200,000
--------------------------------------------------------------------------------------
  J. G. Drosdick                   870,000/2/                           2,784,000
--------------------------------------------------------------------------------------
  D. E. Knoll                      711,841                                949,122
--------------------------------------------------------------------------------------
  D. M. Fretz                      656,641                                875,522
--------------------------------------------------------------------------------------
  S. L. Thompson                   636,661                                848,882
--------------------------------------------------------------------------------------

NOTES TO TABLE:

/1/ For purposes of these arrangements, a "Change in Control" means the occurrence of any of the following events or transactions:

  (a) Those directors who were members of Sunoco's Board of Directors immediately prior to any of the following transactions cease, within one year of a control transaction, to constitute a majority of either Sunoco's Board or the Board of any successor to Sunoco (or to all or substantially all of Sunoco's assets):

    (1) any tender offer for or acquisition of Sunoco's capital stock;

    (2) any merger, consolidation, or sale of all or substantially all of Sunoco's assets; or

    (3) the submission of a nominee or nominees for the position of director of Sunoco, in a proxy solicitation or otherwise, by a shareholder or group of shareholders acting in concert as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended; or

  (b) Any entity, person (or group of persons acting in concert as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended), acquires shares of Sunoco, Inc. in a transaction or series of transactions that results in such entity, person or Group directly or indirectly owning beneficially more than twenty percent (20%) of the outstanding voting shares of Sunoco, Inc.

/2/ Mr. Drosdick is not eligible to participate in the involuntary termination plan until the expiration of his three-year employment contract on November 15, 1999. The amount presented represents the severance provisions of this contract.

Each eligible executive will be entitled to medical, life insurance and disability coverage for up to the number of years of severance received, at the same rate that such benefits are provided to active employees of Sunoco. In the case of a Change in Control, the plans also provide for protection of certain pension benefits which would have been earned during the years for which severance was paid and reimbursement for any additional tax liability incurred as a result of excise taxes imposed on payments deemed to be attributable to the Change in Control. Sunoco's long-term incentive compensation plans provide that upon a Change in Control, all stock options become immediately exercisable, and all common stock unit awards are paid out regardless of whether performance targets have been met.

When Mr. Drosdick became President and Chief Operating Officer in 1996, he entered into a three-year employment agreement with Sunoco that specifies his minimum base salary and eligibility for annual incentive awards. Under the terms of the agreement, Mr. Drosdick received a one-time grant of 100,000 stock options under Sunoco's Executive Long-Term Stock Investment Plan ("ELSIP") which are currently exercisable at an exercise price of $23.25, and 25,000 common stock units with a value of $581,250 on the date of grant which will vest and be payable on November 16, 1999. Mr. Drosdick's employment agreement provides that he is eligible to participate in Sunoco's Supplemental Executive Retirement Plan ("SERP"), and that any SERP benefit payable to him will be offset by accrued benefits from the pension plans of prior employers. Assuming a retirement age of 62 and the satisfaction of applicable plan conditions, the estimated total annual retirement benefit under Sunoco's plans to be paid to Mr. Drosdick based upon his 1998 salary and guideline annual incentive would be approximately $225,000.

Directors' & Officers' Indemnification Agreements

Sunoco's bylaws require that Sunoco indemnify its directors and officers, to the extent permitted by Pennsylvania law, against any costs, expenses (including attorneys' fees) and other liabilities to which they may become subject by reason of their service to Sunoco. To insure against such liabilities, Sunoco has purchased liability insurance for its directors and officers and has entered into indemnification agreements with its directors and certain key executive officers and other management personnel. This insurance and the indemnification agreements supplement the provisions in Sunoco's Articles of Incorporation which eliminate the potential monetary liability of directors and officers to Sunoco or its shareholders in certain situations as permitted by law.

Section 16(a) Beneficial Ownership Reporting Compliance

Sunoco believes that during 1998, all SEC filings of its officers and directors complied with the requirements of Section 16 of the Securities Exchange Act, based on a review of forms filed, or written notice that no annual forms were required. Sunoco is not aware of any shareholder who owned
10 percent or more of Sunoco common stock during 1998.
-------------------------------------------------------------------------------

By Order of the Board of Directors,

[SIGNATURE OF ANN C. MULE' APPEARS HERE]

Ann C. Mule'
General Attorney and Corporate Secretary
Philadelphia, PA
March 22, 1999

                                     LOGO



                                 SUNOCO, INC.

                                Visit our site
                             on the World Wide Web

                            http:www.SunocoInc.com

[SUNOCO logo       Sunoco, Inc.
 appears here]     1999 Annual Meeting

The Philadelphia Museum of Art
Van Pelt Auditorium
26th Street and the
Benjamin Franklin Parkway
Philadelphia, PA


                    [MAP/LOCATION OF MEETING APPEARS HERE]

                            Your vote is important.
                  Please sign and date your proxy card below.
            After voting on the reverse side, detach the proxy card
             and return it in the envelope provided, whether your
                holdings are large or small, thus assuring your
                  representation at the 1999 Annual Meeting.


Fold and Detach Here                                                                                       Fold and Detach Here
                         Sunoco, Inc.                  THIS PROXY AND VOTING INSTRUCTION CARD IS
[LOGO OF SUNOCO]         Ten Penn Center               SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS      COMMON STOCK
                         1801 Market Street            OF SUNOCO, INC. FOR THE MAY 6, 1999 ANNUAL          PROXY CARD
                         Philadelphia, PA 19103-1600   MEETING OF SHAREHOLDERS OR ANY ADJOURNMENTS
                                                       THEREOF.

The undersigned appoints R.H. CAMPBELL and J.L. FOLTZ and each of them, with full power of substitution, as proxies and attorneys-in-fact (the "Proxies") to vote as indicated all shares of Sunoco, Inc. Common Stock, which the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the 1999 Annual Meeting. This proxy card also provides voting instructions for shares held for the account of the undersigned, if any, in the Sunoco, Inc. Capital
Accumulation Plan ("SunCAP"). For additional explanatory information, see the "Questions and Answers" section on pages 3 to 6 of the accompanying proxy statement.

Signature___________________________________________Signature__________________________________________Dated__________________, 1999

Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title. If stock is jointly owned, each joint owner should sign.


                           CONTINUED ON REVERSE SIDE

This proxy card when properly executed will be voted by the Proxies in the manner designated below. If this proxy card is returned signed, but there is no indication of a vote or if it is not clear which box is checked, the Proxies will vote FOR items (1) and (2). SunCAP shares will be voted in accordance with the terms of that plan.

The Board of Directors unanimously recommends a vote FOR items (1) and (2).
(1) ELECTION OF DIRECTORS

R.H. Campbell      J.G. Kaiser                  FOR All         AGAINST All
R.E. Cartledge     R.D. Kennedy                 Nominees          Nominees
J.G. Drosdick      R.A. Pew                     Listed             Listed
M.J. Evans         W.F. Pounds                    [_]                [_]
T.P. Gerrity       G.J. Ratcliffe
R.B. Greco         A.B. Trowbridge

TO VOTE AGAINST ANY NOMINEE, LIST NOMINEE'S NAME.


--------------------------------------------------------------------------------
TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE (TO ABSTAIN), LIST NOMINEE'S NAME.


--------------------------------------------------------------------------------

(2) Approval of the appointment of Ernst & Young        FOR    AGAINST   ABSTAIN
    LLP as independent auditors for the fiscal          [_]      [_]       [_]
    year 1999.

[_] Please check ONLY if you plan to attend the 1999 Annual Meeting. Admission tickets are required and will be mailed to you.

[_] Please check if you do not wish to receive an Annual Report for this account.

         Please sign and date your proxy card on the reverse side and return it promptly in the envelope provided.